UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                November 10, 1999
                        (Date of earliest event reported)

                               UNIDYNE CORPORATION
                      (Exact name of small business issuer
                          as specified in its charter)


          DELAWARE                        0-10372                23-2154902
  (State or other jurisdiction     (Commission File No.)       (IRS Employer
of incorporation or organization)                            Identification No.)


             118 PICKERING WAY, SUITE 104, EXTON, PENNSYLVANIA 19341
                    (Address of principal executive offices)

                                 (610) 363-8237
                           (Issuer's telephone number)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

In November, 1999, the Corporation negotiated an out-of-court settlement in an action filed by former stockholders of Sabina Industries, Inc. on December 31, 1997, in the United States District Court for the Central District of California. On September 30, 1997, UNIDYNE acquired Sabina in a stock for stock transaction. UNIDYNE exchanged 500,000 shares of its common stock for all the issued and outstanding shares of Sabina Industries, Inc., which included all the assets and liabilities of Sabina as well as trade names and technology. In December, 1997, the former stockholders of Sabina filed suit alleging misrepresentation, failure to release them from personal guarantees, and undisclosed liabilities of UNIDYNE and sought recission of the acquisition agreement. UNIDYNE denied all allegations and contested the recission.

The settlement became effective November 10, 1999. UNIDYNE will retain the company known as Sabina Industries, Inc. The Sabina name, along with its associated trade names and the rights, title, and interests to Sabina's technology, along with Sabina inventory located at Anaheim, California will be transferred to the former stockholders of Sabina. The agreement further calls for a) return to UNIDYNE of the 500,000 shares of UNIDYNE Common Stock, b) a sales type lease transfer of machinery and equipment to the former Sabina stockholders over a three year period with a total lease value of $310,788, c) Sabina to enter three-year service contracts for technical consulting and for warranty service with a total value of $361,188, d) cancellation of the real property leases with a remaining value of approximately $1,000,000 for Sabina's Anaheim operations, e) a payment to UNIDYNE of $150,000 less amounts due and owing under the real estate leases, f) dismissal of all actions brought against UNIDYNE. Mutual releases and covenants not to sue were exchanged among the parties.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Pro Forma Financial Information

In November, 1999, the Corporation negotiated an out-of-court settlement in an action filed by former stockholders of Sabina Industries, Inc. on December 31, 1997, in the United States District Court for the Central District of California. The settlement became effective November 10, 1999. UNIDYNE will retain the company known as Sabina Industries, Inc. The Sabina name, along with its associated trade names and the rights, title, and interests to Sabina's technology, along with Sabina inventory located at Anaheim, California will be transferred to the former stockholders of Sabina. The agreement further calls for a) return to UNIDYNE of the 500,000 shares of UNIDYNE Common Stock, b) a sales type lease transfer of machinery and equipment to the former Sabina stockholders over a three year period with a total lease value of $310,788, c) Sabina to enter three-year service contracts for technical consulting and for warranty service with a total value of $361,188, d) cancellation of the real property leases with a remaining value of approximately $1,000,000 for Sabina's Anaheim operations, e) a payment to UNIDYNE of $150,000 less amounts due and owing under the real estate leases, f) dismissal of all actions brought against UNIDYNE. Mutual releases and covenants not to sue were exchanged among the parties.

The pro forma financial information is presented for the year ended December 31, 1998, and for the nine-months ended September 30, 1999, and presents the disposition of the Sabina assets involved in the transaction as if it occurred on January 1, 1999.

               UNIDYNE Corporation and Consolidated Subsidiaries
                    Unaudited Pro Forma Statement of Income
                (in thousands, except share and per share data)

                                                          Year ended December 31, 1998
                                                      Historical   Adjustments(1) Pro forma
Sales                                                   24,629         7,593        17,036
Cost of sales                                           17,105         5,168        11,937
                                                     -------------------------------------
Gross income                                             7,524         2,425         5,099
Selling and administrative expense                       8,572         3,461         5,111
Research and development expense                           187                         187
                                                     -------------------------------------
                                                         8,759         3,461         5,298
                                                     -------------------------------------
Loss from operations                                    (1,235)       (1,036)         (199)
Other income                                                25            25
Interest expense                                           751            51           700
                                                     -------------------------------------
Loss before taxes                                       (1,961)       (1,062)         (899)
Income tax provision                                       435                         435
Net loss                                                (2,396)       (1,062)       (1,334)
Preferred dividends                                       (350)                       (350)
                                                     -------------------------------------
Loss applicable to common shareholders                  (2,746)       (1,062)       (1,684)
                                                     =====================================
Basic and diluted loss per share                        ($0.29)                     ($0.18)
Weighted average number of shares of Common Stock    9,335,352                   9,335,352



(1) Represents the historical results of operations of the discontinued Sabina operation for the year ended December 31, 1998.


                                                                 Nine months ended September 30, 1999
                                                               Historical   Adjustments(2)   Pro forma
Sales                                                             13,262                      13,262
Cost of sales                                                      8,385          (219)        8,604
                                                              --------------------------------------
Gross income                                                       4,877          (219)        4,658
Selling and administrative expense                                 7,343          (226)        7,569
Research and development expense                                     204                         204
                                                              --------------------------------------
                                                                   7,547          (226)        7,773
                                                              --------------------------------------
Loss from continuing operations                                   (2,670)         (445)       (3,115)
Interest expense                                                     525                         525
Loss from contininuing operations before taxes                    (3,195)         (445)       (3,640)
Income tax provision
Loss from continuing operations                                   (3,195)         (445)       (3,640)
Loss from discontinued operation                                  (1,203)                     (1,203)
                                                              --------------------------------------
Net loss                                                          (4,398)         (445)       (4,843)
Preferred dividends                                                 (175)                       (175)
                                                              --------------------------------------
Loss applicable to common stockholders                            (4,573)         (445)       (5,018)
                                                              ======================================
Basic and diluted loss per share from continuing operations       ($0.33)                     ($0.37)
Basic and diluted loss per share                                  ($0.47)                     ($0.51)
Weighted average number of shares of Common Stock              9,795,352                   9,795,352


(2) The historical results of operations of the discontinued Sabina operation for the nine months ended September 30, 1999 were reflected as Loss from discontinued operations in the interim statement of operations included in the Corporation's 10-Q filing for the period ended September 30, 1999. The adjustments here reflected are those triggered by the transfer of assets to third parties in connection with the settlement.

                       Condensed Pro Forma Balance Sheet
                                 (in thousands)

                                                           December 31, 1998
                                                  Historical  Adjustments(3) Pro forma
Assets
Current Assets
        Cash                                             126        (82)        44
        Accounts Receivable                            3,032     (1,334)     1,698
        Inventory                                      7,429     (1,224)     6,205
        Other current assets                             358        (92)       266
                                                     -----------------------------
                                                      10,945     (2,732)     8,213
Property, plant & equipment
        Buildings                                      3,640                 3,640
        Machinery & Equipment                          9,589       (866)     8,723
        Other fixed assets                               484       (114)       370
                                                     -----------------------------
                                                      13,713       (980)    12,733
        Accumulated depreciation                      (5,269)      (704)    (5,973)
                                                     -----------------------------
        Net property, plant & equipment                8,444     (1,684)     6,760
Other assets                                           5,959     (2,800)     3,159
                                                     -----------------------------
        Total Assets                                  25,348     (7,216)    18,132
                                                     =============================

Current Liabilities
        Accounts Payable                               5,262     (1,244)     4,018
        Short term debt                                3,625       (781)     2,844
        Other accrued liabilities                      2,677       (252)     2,425
                                                     -----------------------------
        Total Current Liabilities                     11,564     (2,277)     9,287

Long-term debt                                         3,797        (94)     3,703
Post-retirement benefits payable                       4,491                 4,491
Preferred dividends payable                              700                   700
                                                     -----------------------------
                                                       8,988        (94)     8,894
                                                     -----------------------------
Stocholders' equity
        Common stock                                       9                     9
        Preferred stock                                5,000                 5,000
        Additional paid in capital                    13,127       (251)    12,877
        Treasury stock                                    (7)                   (7)
        Retained deficit                             (13,333)    (4,595)   (17,928)
                                                     -----------------------------
                                                       4,796                   (50)
                                                     -----------------------------
        Total Liabilities and Stockholders' Equity    25,348                18,132
                                                     -----------------------------


(3) Represents the adjustments to show the deletion of the discontinued Sabina operation, along with the elimination of the goodwill attributable to the assets sold or leased as part of the settlement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         UNIDYNE Corporation

November 20, 1999                        /s/ Wayne R. Lorgus
                                         -----------------------------------
                                         Wayne R. Lorgus
                                         President and Chief Executive Officer